EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Quest Software, Inc. on Form S-8 of our report dated January 29, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in accounting method), appearing in the Annual Report on Form 10-K of Quest Software, Inc. for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Costa Mesa, California

July 11, 2003